Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This amendment no. 1 to FIRST AMENDED AND RESTATED Receivables Purchase Agreement (this “Amendment”) is entered into as of September 21, 2012, by and among Meredith Funding Corporation, a Delaware corporation (“Seller”), Meredith Corporation, an Iowa corporation (“Meredith”), as initial Servicer (the Servicer, together with Seller, the “Seller Parties” and each, a “Seller Party”), JPMorgan Chase Bank, N.A. (in its individual capacity as the sole “Financial Institution”), Falcon Asset Securitization Company LLC (the “Conduit”, and together with the sole Financial Institution, the “Purchasers”), and JPMorgan Chase Bank, N.A., as agent (together with its successors and assigns hereunder, the “Agent”), with respect to that certain First Amended and Restated Receivables Purchase Agreement among the parties hereto dated as of April 25, 2011 (the “Existing Agreement”).
W I T N E S S E T H :
WHEREAS, the Seller Parties, the Purchasers and the Agent are parties to the Existing Agreement;
WHEREAS, Meredith, as guarantor (in such capacity, the “Guarantor”) has provided the Parent Guarantee, dated as of April 25, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Parent Guarantee”) to the Agent, for the benefit of the Persons named therein in relation to the obligations of the Seller under the Transaction Documents; and
WHEREAS, the parties desire to amend the Existing Agreement as hereinafter set forth, and the Guarantor desires to ratify the Parent Guarantee.
NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Existing Agreement.
2.Amendments to Existing Agreement. The Existing Agreement is hereby amended as follows:
2.1    The definition of “Regulatory Change” in Exhibit I of the Existing Agreement is hereby deleted from Exhibit I of the Existing Agreement in its entirety.
2.2    The following new definitions are inserted into Exhibit I of the Existing Agreement in their appropriate alphabetical order:
““Change in Law” means the occurrence, after the First Amendment Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.”.
““First Amendment Date” means September 21, 2012.”.
2.3    The definition of “Scheduled Termination Date” in Exhibit I of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
““Scheduled Termination Date” means April 24, 2015.”.
2.4    Section 1.3 of the Existing Agreement is hereby amended to restate the first two sentences thereof in their entirety as follows:
“Seller shall provide the Agent with at least three (3) Business Days' prior written notice (each, a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections; provided that a Reduction Notice may be given on the same day of a proposed reduction of Aggregate Capital if (x) Yield is calculated based on the Alternate Base Rate with respect to such Aggregate Capital and (y) the Seller makes such proposed reduction by 3:00 p.m., New York City time. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall comply with the required notice set forth in the preceding sentence), and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of Conduit and the Financial Institutions in accordance with the amount of Capital (if any) owing to Conduit, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the “Aggregate Reduction”).”.
2.5    Section 6.1 of the Existing Agreement is hereby amended by deleting “Amended” in clause (b) of the second sentence thereof.
2.6    Section 10.2(a) of the Existing Agreement is hereby amended and restated in its entirety as follows:
“(a)    If, as a result of any Change in Law, any Funding Source shall be charged any fee, expense or increased cost (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon the later of (i) 15 Business Days after demand by the Agent and (ii) the next succeeding Settlement Date, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.”
3.Representations and Warranties. In order to induce the Agent and the Purchasers to enter into this Amendment, each of the Seller Parties and the Guarantor, as applicable, hereby represents and warrants to the Agent and the Purchasers that after giving effect to the amendments contained in Section 2 above, (a) no Termination Event or Potential Termination Event exists and is continuing as of the Effective Date (as defined in Section 5 below), and (b) each of such Seller Party's or Guarantor's, as applicable, representations and warranties contained in Section 5.1 of the Existing Agreement and Section 5 of the Parent Guarantee is true and correct as of the Effective Date.
4.Ratification of Parent Guarantee. The Guarantor hereby acknowledges and agrees that, immediately after giving effect to this Amendment, the Parent Guarantee shall remain in full force and effect and is hereby ratified and confirmed in all respects.
5.Effective Date. This Amendment shall become effective as of the date first above written (the “Effective Date”) when the Agent has received the following:

(a)
counterparts of this Amendment, duly executed by the Seller Parties, the Agent and the Purchasers or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties;

(b)
counterparts of that certain fifth amended and restated fee letter, dated as of the date hereof (the “A&R Fee Letter”) , among the Agent, the Conduit and the Seller, duly executed by each of the parties thereto or other evidence satisfactory to the Agent of the execution and delivery of the A&R Fee Letter by such parties; and

(c)	payment in full of all applicable fees as specified in the A&R Fee Letter.
6.Ratification of Existing Agreement. The Existing Agreement, as modified hereby, is hereby ratified, approved and confirmed in all respects.
7.Reference to Agreement. From and after the Effective Date hereof, each reference in the Existing Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Existing Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Existing Agreement, as modified by this Amendment.
8.Costs and Expenses. The Seller agrees to pay all costs, fees, and out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment, including the reasonable fees of the Agent's legal counsel, Mayer Brown LLP, within thirty (30) days of presentation of a written invoice therefor.
9.CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
10.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
<signature pages follow>

IN WITNESS WHEREOF, the Seller Parties, the Guarantor, the Purchasers and the Agent have executed this Amendment as of the date first above written.
MEREDITH FUNDING CORPORATION, as a Seller Party

By:    /s/ Kevin M. Wagner
Name: Kevin M. Wagner
Title:     President

MEREDITH Corporation, as a Seller Party and as Guarantor

By:    /s/ Steven M. Cappaert
Name: Steven M. Cappaert
Title:     Corporate Controller

FALCON ASSET SECURITIZATION COMPANY LLC

By: JPMorgan Chase Bank, N.A., its attorney in fact

By:    /s/ Anthony A. Eastman
Name:    Anthony A. Eastman
Title:    Underwriter

JPMORGAN CHASE BANK, N.A, as a Financial Institution and as Agent

By:    /s/ Anthony A. Eastman
Name:    Anthony A. Eastman
Title:     Underwriter